                                                                    Exhibit (g)
                               CUSTODIAN CONTRACT
                                     BETWEEN
                            CIGNA ANNUITY FUNDS GROUP
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page
                                                                            ----
1.     Employment of Custodian and Property to be Held By
       It.....................................................................1

2.     Duties of the Custodian with Respect to Property
       of the Fund Held by the Custodian......................................2
       2.1      Holding Securities............................................2
       2.2      Delivery of Securities........................................3
       2.3      Registration of Securities....................................8
       2.4      Bank Accounts.................................................8
       2.5      Payments for Shares...........................................9
       2.6      Availability of Federal Funds.................................9
       2.7      Collection of Income.........................................10
       2.8      Payment of Fund Monies.......................................11
       2.9      Liability for Payment in Advance of
                Receipt of Securities Purchased..............................13
       2.10     Payments for Repurchases or Redemptions
                of Shares of the Fund........................................14
       2.11     Appointment of Agents........................................14
       2.12     Deposit of Fund Assets in Securities Systems.................15
       2.12A    Fund Assets Held in the Custodian's Direct
                Paper System.................................................18
       2.13     Segregated Account...........................................20
       2.14     Ownership Certificates for Tax Purposes......................21
       2.15     Proxies......................................................21
       2.16     Communications Relating to Portfolio
                Securities...................................................22
       2.17     Proper Instructions..........................................22
       2.18     Actions Permitted Without Express Authority..................23
       2.19     Evidence of Authority........................................24

3.     Duties of Custodian With Respect to the Books of Account
       and Calculation of Net Asset Value and Net
       Income................................................................24

4.     Records...............................................................25

5.     Opinion of Fund's Independent Accountants.............................26

6.     Reports to Fund by Independent Public Accountants.....................26

7.     Compensation of Custodian.............................................27

8.     Responsibility of Custodian...........................................27

9.     Effective Period, Termination and Amendment...........................28

10.    Successor Custodian...................................................30

11.    Interpretive and Additional Provisions................................31

12.    Additional Funds......................................................32

13.    Massachusetts Law to Apply............................................32

14.    Prior Contracts.......................................................32

15.    Trust Liability.......................................................32

                               CUSTODIAN CONTRACT
                               ------------------

               This Contract between CIGNA Annuity Funds Group, a business trust organized and existing under the laws of Massachusetts, having its principal place of business at 1380 Main Street, Springfield, Massachusetts 01103,

hereinafter called the "Fund", and State Street Bank and Trust Company, a

Massachusetts corporation, having its principal place of business at 225

Franklin Street, Boston, Massachusetts, 02110, hereinafter called the

"Custodian",

                                   WITNESSETH:

               WHEREAS, the Fund is authorized to Issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

               WHEREAS, the Fund presently intends to offer shares in six series, the CIGNA Annuity Equity Fund, CIGNA Annuity Income Fund, CIGNA Annuity

Money Market Fund, CIGNA Annuity Growth and Income Fund, CIGNA Annuity

Aggressive Equity Fund, and the Companion Fund (such series together with all other series subsequently established by the Fund and made subject to this

Contract in accordance with paragraph 12, being herein referred to as the

"Portfolio(s)");

               NOW THEREFOR, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.             Employment of Custodian and Property to be Held by It
               -----------------------------------------------------

               The Fund hereby employs the Custodian as the custodian of its assets of the Portfolios of the Fund pursuant to the provisions of the

Declaration of Trust. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and
all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolios from time to time,

and the cash consideration received by it for such new or treasury shares of beneficial interest ("Shares") of the Portfolios as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a

Portfolio held or received by the Portfolio and not delivered to the Custodian.

               Upon receipt of 'Proper Instructions" (within the meaning of

Section 2.17), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of

Trustees of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the

Custodian.

2.             Duties of the Custodian with Respect to Property of the Fund Held
               -----------------------------------------------------------------
By the Custodian
----------------
2.1            Holding Securities. The Custodian shall hold and physically
               ------------------
               segregate for the account of each Portfolio all non-cash

               property, including all securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the

               Treasury, collectively referred to herein as "Securities System"

               and (b) commercial paper of an issuer for which State

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               Street Bank and Trust Company acts as issuing and paying agent

               ("Direct Paper") which is deposited and/or maintained in the

               Direct Paper System of the Custodian pursuant to Section 2.12A.

2.2            Delivery of Securities.  The Custodian shall release and
               ----------------------
               deliver securities owned by a Portfolio held by the Custodian or in a Securities System account of the Custodian or in the

               Custodian's Direct Paper book entry system account ("Direct Paper

               System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                         1)         Upon sale of such securities for the account

                                    of the Portfolio and receipt of payment

                                    therefor;

                         2)         Upon the receipt of payment in connection

                                    with any repurchase agreement related to

                                    such securities entered into by the

                                    Portfolio;

                         3)         In the case of a sale effected through a

                                    Securities System, in accordance with the

                                    provisions of Section 2.12 hereof;

                         4)         To the depository agent in connection with

                                    tender or other similar offers for

                                    securities of the Portfolio;

                         5)         To the issuer thereof or its agent when such

                                    securities are called, redeemed, retired or

                                    otherwise become payable; provided that, in

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                                    any such case, the cash or other

                                    consideration is to be delivered to the

                                    Custodian;

                         6)         To the issuer thereof, or its agent, for

                                    transfer into the name of the Portfolio or

                                    into the name of any nominee or nominees of

                                    the Custodian or into the name or nominee

                                    name of any agent appointed pursuant to

                                    Section 2.11 or into the name or nominee

                                    name of any sub-custodian appointed pursuant

                                    to Article 1; or for exchange for a

                                    different number of bonds, certificates or

                                    other evidence representing the same

                                    aggregate face amount or number of units;

                                    provided that, in any such case, the new
                                    --------
                                    securities are to be delivered to the

                                    Custodian;

                         7)         Upon the sale of such securities for the

                                    account of the Portfolio, to the broker or

                                    its clearing agent, against a receipt, for

                                    examination in accordance with "street

                                    delivery" custom; provided that in any such

                                    case, the Custodian shall have no

                                    responsibility or liability for any loss

                                    arising from the delivery of such securities

                                    prior to receiving payment for such

                                    securities except as may arise from the

                                    Custodian's own negligence or willful

                                    misconduct;

                         8)         For exchange or conversion pursuant to any

                                    plan of merger, consolidation,

                                    recapitalization, reorganization or

                                    readjustment of the securities of the issuer

                                    of such securities, or pursuant to

                                    provisions for conversion contained in such

                                    securities, or pursuant to any deposit

                                    agreement; provided that, in any such case,

                                    the new securities and cash, if any, are to

                                    be delivered to the Custodian;

                         9)         In the case of warrants, rights or similar

                                    securities, the surrender thereof in the

                                    exercise of such warrants, rights or similar

                                    securities or the surrender of interim

                                    receipts or temporary securities for

                                    definitive securities; provided that, in any

                                    such case, the new securities and cash, if

                                    any, are to be delivered to the Custodian;

                         10)        For delivery in connection with any loans of

                                    securities made by the Portfolio, but only
                                                                      --------
                                    against receipt of adequate collateral as

                                    agreed upon from time to time by the

                                    Custodian and the Fund on behalf of the

                                    Portfolio, which may be in the form of cash

                                    or obligations issued by the United States

                                    government, its agencies or instrumental-

                                    ities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the

                                    book-entry system authorized by the U.S.

                                    Department of the Treasury, the Custodian

                                    will not be held liable or responsible for

                                    the delivery of securities owned by the

                                    Portfolio prior to the receipt of such

                                    collateral;

                         11)        For delivery as security in connection with

                                    any borrowings by the Portfolio requiring a

                                    pledge of assets by the Portfolio, but only
                                                                       --- ----
                                    against receipt of amounts borrowed;

                         12)        For delivery in accordance with the

                                    provisions of any agreement among the Fund

                                    on behalf of the Portfolio, the Custodian

                                    and a broker-dealer registered under the

                                    Securities Exchange Act of 1934 (the

                                    "Exchange Act") and a member of The National

                                    Association of Securities Dealers, Inc.

                                    ("NASD"), relating to compliance with the

                                    rules of The Options Clearing Corporation

                                    and of any registered national securities

                                    exchange, or of any similar organization or

                                    organizations, regarding escrow or other

                                    arrangements in connection with transactions

                                    by the Portfolio of the Fund;

                         13)        For delivery in accordance with the

                                    provisions of any agreement among the Fund

                                    on
                                    behalf of the Portfolio, the Custodian, and

                                    a Futures Commission Merchant registered

                                    under the Commodity Exchange Act, relating

                                    to compliance with the rules of the

                                    Commodity Futures Trading Commission and/or

                                    any Contract Market, or any similar

                                    organization or organizations, regarding

                                    account deposits in connection with

                                    transactions by the Portfolio of the Fund;

                         14)        Upon receipt of instructions from the

                                    transfer agent ("Transfer Agent") for the

                                    Fund, for delivery to such Transfer Agent or

                                    to the holders of shares in connection with

                                    distributions in kind, as may be described

                                    from time to time in the Fund's currently

                                    effective prospectus and statement of

                                    additional information ("prospectus"), in

                                    satisfaction of requests by holders of Share

                                    for repurchase or redemption; and

                         15)        For any other proper corporate purpose, but
                                                                            ---
                                    only upon receipt of, in addition to Proper
                                    ----
                                    Instructions, a certified copy of a

                                    resolution of the Board of Trustees or of

                                    the Executive Committee signed by an officer

                                    of the Fund and certified by the Secretary

                                    or an Assistant Secretary, specifying the

                                    securities to be delivered, setting forth

                                    the
                                    purpose for which such delivery is to be

                                    made, declaring such purpose to be a proper

                                    corporate purpose, and naming the person or

                                    persons to whom delivery of such securities

                                    shall be made.

2.3            Registration of Securities.  Securities held by the Custodian
               --------------------------
               (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in
                                             ------
               writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article

               1. All securities accepted by the Custodian on behalf of the

               Portfolio under the terms of this Contract shall be in "street name" or other good delivery form.

2.4            Bank Accounts.  The Custodian shall open and maintain a separate
               -------------
               bank account or accounts in the name of each Portfolio of the

               Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash
               maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company

               Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking

               Department of the Custodian or In such other banks or trust companies as it may in its discretion deem necessary or

               desirable; provided, however, that every such bank or trust
                          --------
               company shall be qualified to act as a custodian under the

               Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the

               Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be

               withdrawable by the Custodian only in that capacity.

2.5            Payments for Shares.  The Custodian shall receive from the
               -------------------
               distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate

               Portfolio such payments as are received for Shares of that

               Portfolio issued or sold from time to time by the Fund.  The

               Custodian will provide timely notification to the Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

2.6            Availability of Federal Funds.  Upon mutual agreement between the
               -----------------------------
               Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to a Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.7            Collection of Income.  The Custodian shall collect on a timely
               --------------------
               basis all income and other payments with respect to registered securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the

               Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without

               limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.  Income due each Portfolio on securities loaned pursuant to the

               provisions of Section 2.2 (10) shall be the responsibility of the

               Fund.  The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the

               Custodian of the income to which the Portfolio is properly entitled.

2.8            Payment of Fund Monies.  Upon receipt of Proper Instructions,
               ----------------------
               which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of a Portfolio in the following cases only:

                         1)         Upon the purchase of securities, options,

                                    futures contracts or options on futures

                                    contracts for the account of the Portfolio

                                    but only (a) against the delivery of such

                                    securities or evidence of title to such

                                    options, futures contracts or options on

                                    futures contracts to the Custodian (or any

                                    bank, banking firm or trust company doing

                                    business in the United States or abroad

                                    which is qualified under the Investment

                                    Company Act of 1940, as amended, to act as a

                                    custodian and has been designated by the

                                    Custodian as its agent for this purpose)

                                    registered in the name of the Portfolio or

                                    in the name of a nominee of the Custodian

                                    referred to in Section 2.3 hereof or in

                                    proper form for transfer; (b) in the case of

                                    a purchase effected through a Securities

                                    System, in accordance with the conditions

                                    set forth in Section 2.12 hereof; or (c) in

                                    the case of a purchase involving the Direct

                                    Paper System,
                                    in accordance with the conditions set forth

                                    in Section 2.12A; or (d) in the case of

                                    repurchase agreements entered into between

                                    the Fund on behalf of the Portfolio and the

                                    Custodian, or another bank, or a

                                    broker-dealer which is a member of NASD, (i)

                                    against delivery of the securities either in

                                    certificate form or through an entry

                                    crediting the Custodian's account at the

                                    Federal Reserve Bank with such securities or

                                    (ii) against delivery of the receipt

                                    evidencing purchase by the Portfolio of

                                    securities owned by the Custodian along with

                                    written evidence of the agreement by the

                                    Custodian to repurchase such securities from

                                    the Portfolio;

                         2)         In connection with conversion, exchange or

                                    surrender of securities owned by the

                                    Portfolio as set forth in Section 2.2

                                    hereof;

                         3)         For the redemption or repurchase of Shares

                                    issued by the Portfolio as set forth in

                                    Section 2.10 hereof;

                         4)         For the payment of any expense or liability

                                    incurred by the Portfolio, including but not

                                    limited to the following payments for the

                                    account of the Portfolio: interest, taxes,

                                    management, accounting, transfer agent and legal fees, and operating expenses of the

                                    Fund whether or not such expenses are to be

                                    in whole or part capitalized or treated as

                                    deferred expenses;

                         5)         For the payment of any dividends declared

                                    pursuant to the governing documents of the

                                    Fund;

                         6)         For payment of the amount of dividends

                                    received in respect of securities sold

                                    short;

                         7)         For any other proper purpose, but only upon
                                                                  --- ----
                                    receipt of, in addition to Proper

                                    Instructions, a certified copy of a

                                    resolution of the Board of Trustees or of

                                    the Executive Committee of the Fund signed

                                    by an officer of the Fund and certified by

                                    its Secretary or an Assistant Secretary,

                                    specifying the amount of such payment,

                                    setting forth the purpose for which such

                                    payment is to be made, declaring such

                                    purpose to be a proper purpose, and naming

                                    the person or persons to whom such payment

                                    is to be made.

2.9            Liability for Payment in Advance of Receipt of Securities
               ---------------------------------------------------------
               Purchased.  In any and every case where payment for purchase of
               ---------
               securities for the account of a Portfolio is made by the

               Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from such Portfolio to so pay in advance,
               the Custodian shall be absolutely liable to the Portfolio for such securities to the same extent as if the securities had been received by the Custodian.

2.10           Payments for Repurchases or Redemptions of Shares of the
               --------------------------------------------------------
               Fund.  From such funds as may be available for the purpose but
               ----
               subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer

               Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.  In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

2.11           Appointment of Agents.  The Custodian may at any time or times in
               ---------------------
               its discretion appoint (and may at any time remove) any other bank or trust company which is itself
               qualified under the Investment Company Act of 1940, as amended,

               to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent
                            --------
               shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12           Deposit of Fund Assets in Securities Systems.  The Custodian may
               --------------------------------------------
               deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange

               Commission under Section 17A of the Securities Exchange Act of

               1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as

               "Securities System" in accordance with applicable Federal Reserve

               Board and Securities and Exchange Commission rules and

               regulations, if any, and subject to the following provisions:

                         1)         The Custodian may keep securities of the

                                    Portfolio in a Securities System provided

                                    that such securities are represented in an

                                    account ("Account") of the Custodian in the

                                    Securities System which shall not include

                                    any assets of the Custodian other than

                                    assets held as a fiduciary, custodian or

                                    otherwise for customers;

                          2)        The records of the Custodian with respect to

                                    securities of the Portfolio which are

                                    maintained in a Securities System shall

                                    identify by book-entry those securities

                                    belonging to the Portfolio;

                          3)        The Custodian shall pay for securities

                                    purchased for the account of the Portfolio

                                    upon (i) receipt of advice from the

                                    Securities System that such securities have

                                    been transferred to the Account, and (ii)

                                    the making of an entry on the records of the

                                    Custodian to reflect such payment and

                                    transfer for the account of the Portfolio.

                                    The Custodian shall transfer securities sold

                                    for the account of the Portfolio upon (i)

                                    receipt of advice from the Securities System

                                    that payment for such securities has been

                                    transferred to the Account, and (ii) the

                                    making of an entry on the records of the

                                    Custodian to reflect such transfer and

                                    payment for the account of the Portfolio.

                                    Copies of all advices from the Securities

                                    System of transfers of securities for the

                                    account of the Portfolio shall identify the

                                    Portfolio, be maintained for the Portfolio

                                    by the Custodian and be provided to the Fund

                                    at its request. Upon request, the Custodian shall furnish the Fund on behalf of the

                                    Portfolio confirmation of each transfer to

                                    or from the account of the Portfolio in the

                                    form of a written advice or notice and shall

                                    furnish to the Fund on behalf of the

                                    Portfolio copies of daily transaction sheets

                                    reflecting each day's transactions in the

                                    Securities System for the account of the

                                    Portfolio.

                         4)         The Custodian shall provide the Fund for the

                                    Portfolio with any report obtained by the

                                    Custodian on the Securities System's

                                    accounting system, internal accounting

                                    control and procedures for safeguarding

                                    securities deposited in the Securities

                                    System;

                         5)         The Custodian shall have received the

                                    initial or annual certificate, as the case

                                    may be, required by Article 9 hereof;

                         6)         Anything to the contrary in this Contract

                                    notwithstanding, the Custodian shall be

                                    liable to the Fund for the benefit of the

                                    Portfolio for any loss or damage to the

                                    Portfolio resulting from use of the

                                    Securities System by reason of any

                                    negligence, misfeasance or misconduct of the

                                    Custodian or any of its agents or of any of

                                    its or their employees or from failure of

                                    the

                                    Custodian or any such agent to enforce

                                    effectively such rights as it may have

                                    against the Securities System; at the

                                    election of the Fund, it shall be entitled

                                    to be subrogated to the rights of the

                                    Custodian with respect to any claim against

                                    the Securities System or any other person

                                    which the Custodian may have as a

                                    consequence of any such loss or damage if

                                    and to the extent that the Portfolio has not

                                    been made whole for any such loss or damage.

2.12A          Fund Assets Held in the Custodian's Direct Paper System.
               -------------------------------------------------------
               The Custodian may deposit and/or maintain securities owned by a

               Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

                         1)         No transaction relating to securities in the

                                    Direct Paper System will be effected in the

                                    absence of Proper Instructions;

                         2)         The Custodian may keep securities of the

                                    Portfolio in the Direct Paper System only if

                                    such securities are represented in an

                                    account ("Account") of the Custodian in the

                                    Direct Paper System which shall not include

                                    any assets of the Custodian other than

                                    assets held as a fiduciary, custodian or

                                    otherwise for customers;

                         3)         The records of the Custodian with respect to

                                    securities of the Portfolio which are

                                    maintained in the Direct Paper System shall

                                    identify by book-entry those securities

                                    belonging to the Portfolio;

                         4)         The Custodian shall pay for securities

                                    purchased for the account of the Portfolio

                                    upon the making of an entry on the records

                                    of the Custodian to reflect such payment and

                                    transfer of securities to the account of the

                                    Portfolio.  The Custodian shall transfer

                                    securities sold for the account of the

                                    Portfolio upon the making of an entry on the

                                    records of the Custodian to reflect such

                                    transfer and receipt of payment for the

                                    account of the Portfolio;

                         5)         The Custodian shall furnish the Fund on

                                    behalf of the Portfolio confirmation of each

                                    transfer to or from the account of the

                                    Portfolio, in the form of a written advice

                                    or notice, of Direct Paper on the next

                                    business day following such transfer and

                                    shall furnish to the Fund on behalf of the

                                    Portfolio copies of daily transaction sheets

                                    reflecting each day's transaction in the

                                    Securities System for the account of the

                                    Portfolio;

                         6)         The Custodian shall provide the Fund on

                                    behalf of the Portfolio with any report on

                                    its system of internal accounting control as

                                    the Fund may reasonably request from time to

                                    time.

2.13           Segregated Account.  The Custodian shall upon receipt of Proper
               ------------------
               Instructions establish and maintain a segregated account or accounts for and on behalf of each Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to

               Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the

               Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to

               compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity

               Futures Trading Commission or any registered contract market),

               or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the

               Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the

               purposes of compliance by
               the Portfolio with the procedures required by Investment Company

               Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the

               maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only,
                                                                       --- ----
               in the case of clause (iv), upon receipt of, in addition to

               Proper Instructions, a certified copy of a resolution of the

               Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an

               Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.14           Ownership Certificates for Tax Purposes.  The Custodian shall
               ---------------------------------------
               execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each

               Portfolio held by it and in connection with transfers of

               securities.

2.15           Proxies.  The Custodian shall, with respect to the securities
               -------
               held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the

               Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the

               Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.16           Communications Relating to Portfolio Securities.  The Custodian
               -----------------------------------------------
               shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio)

               received by the Custodian from issuers of the securities being held for the Portfolio.  With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from Issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.  If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the

               Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.17           Proper Instructions.  Proper Instructions as used throughout this
               -------------------
               Article 2 means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized.  Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper

               Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the

               authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of

               Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices

               provided that the Board of Trustees and the Custodian are

               satisfied that such procedures afford adequate safeguards for the

               Portfolio's assets.

2.18           Actions Permitted without Express Authority.  The Custodian may
               -------------------------------------------
               in its discretion, without express authority from the Fund on behalf of the Portfolio:

                                    1)      make payments to itself or others

                                            for minor expenses of handling

                                            securities or other similar items

                                            relating to its duties under this

                                            Contract, provided that all such
                                                      --------
                                            payments shall be accounted for to

                                            the Fund on behalf of the Portfolio;

                                    2)      surrender securities in temporary

                                            form for securities in definitive

                                            form;

                                    3)      endorse for collection, in the name

                                            of the Portfolio, checks, drafts and

                                            other negotiable instruments; and

                                    4)      in general, attend to all non-

                                            discretionary details in connection

                                            with the sale, exchange,

                                            substitution, purchase, transfer and

                                            other dealings with the securities

                                            and property of the Portfolio except

                                            as otherwise directed by the Board

                                            of Trustees of the Fund.

2.19           Evidence of Authority.  The Custodian shall be protected in
               ---------------------
               acting upon any instructions, notice, request, consent,

               certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the

               Fund.  The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence

               (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of

               Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3.             Duties of Custodian with Respect to the Books of Account
               --------------------------------------------------------
               and Calculation of Net Asset Value and Net Income.
               -------------------------------------------------

               The Custodian shall cooperate with and supply necessary

               information to the entity or entities appointed by the Board of

Trustees of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each

Portfolio or, if directed in writing to do so by the Portfolio, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the

Portfolio as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

4.             Records
               -------

               The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder,

applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the

Securities and Exchange Commission.  The Custodian shall, at the Fund's request,

supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

5.             Opinion of Fund's Independent Accountant
               ----------------------------------------

               The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-lA, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6.             Reports to Fund by Independent Public Accountants
               -------------------------------------------------

               The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

7.             Compensation of Custodian
               -------------------------

               The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

8.             Responsibility of Custodian
               ---------------------------

               So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate

Agreement entered into between the Custodian and the Fund.

               If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form,

the Fund, as a prerequisite to requiring the Custodian to take such action,

shall provide indemnity to the Custodian in an amount and form satisfactory to

it.

               If the Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio or in the event that the

Custodian or its nominee shall incur or be assessed any taxes, charges,

expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Portfolio's assets to the extent necessary to obtain reimbursement.

9.             Effective Period, Termination and Amendment
               -------------------------------------------

               This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed,

postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided,
                                                                  --------
however that the Custodian shall not act under

Section 2.12 hereof in the absence of receipt of an initial certificate of the

Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of

Trustees has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not act under Section 2.12A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper

System and the receipt of an annual certificate of the Secretary or an Assistant

Secretary that the Board of Trustees has reviewed the use by the Fund of the

Direct Paper System; provided further, however, that the Fund shall not amend or
                     -------- -------
terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided,

that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the

Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

               Upon termination of the Contract, the Fund shall pay to the

Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.            Successor Custodian
               -------------------

               If a successor custodian shall be appointed by the Board of

Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Portfolio's securities held in a Securities System.

               If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

               In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of

1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by
the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Portfolio's securities held in any

Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

               In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the

Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the

Custodian shall remain in full force and effect.

11.            Interpretive and Additional Provisions
               --------------------------------------

               In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions
                --------
shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.            Additional Funds
               ----------------

               In the event that the Fund establishes one or more series of

Shares in addition to the CIGNA Annuity Equity Fund, CIGNA Annuity Income Fund,

CIGNA Annuity Money Market Fund, CIGNA Annuity Growth and Income Fund, CIGNA

Annuity Aggressive Equity Fund, and the Companion Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a

Portfolio hereunder.

13.            Massachusetts Law to Apply
               --------------------------

               This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of

Massachusetts.

14.            Prior Contracts
               ---------------

               This Contract supersedes and terminates, as of the date hereof,

all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

15.            Trust Liability
               ---------------

               Copies of the Master Trust Agreement, as amended, establishing

CIGNA Annuity Funds Group (the "Trust") are on file with the Secretary of the

Commonwealth of Massachusetts, and notice is hereby given that this Custodian

Contract is executed on behalf of the Trust by officers of the Trust as officers and not Individually and that the obligations of or arising out of this Custodian Contract are not binding upon any of the Trustees, officers,

shareholders, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust.


               IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 15 day of October,

1987.



ATTEST                                   CIGNA ANNUITY FUNDS GROUP


 /s/ Everett E. Clark                    By: /s/ Alfred A. Bingham III
-----------------------------------         ------------------------------------


ATTEST                                   STATE STREET BANK AND TRUST COMPANY


 /s/ J. Farell                           By: /s/ K. Bergeron
-----------------------------------         ------------------------------------
Assistant Secretary                            Vice President

                   DATA ACCESS ADDENDUM TO CUSTODIAN AGREEMENT
                   -------------------------------------------


         AGREEMENT between each fund listed on Appendix A, (individually a "Fund" and collectively, the "Funds") as amended from time to time, and State Street Bank and Trust Company ("State Street").


                                    PREAMBLE

         WHEREAS, State Street has been appointed as custodian of certain assets of each Fund pursuant to a certain Custodian Agreement (the "Custodian Agreement") for each of the respective Funds;

         WHEREAS, State Street has developed and utilizes proprietary accounting and other systems, including State Street's proprietary Multicurrency HORIZON/R/ Accounting System, in its role as custodian of each Fund, and maintains certain Fund-related data ("Fund Data") in databases under the control and ownership of State Street (the "Data Access Services"); and

         WHEREAS, State Street makes available to each Fund certain Data Access Services solely for the benefit of the Fund, and intends to provide additional services, consistent with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:

1.       SYSTEM AND DATA ACCESS SERVICES

         a. System. Subject to the terms and conditions of this Agreement, State
            ------
Street hereby agrees to provide each Fund with access to State Street's Multicurrency HORIZON/R/ Accounting System and the other information systems (collectively, the "System") as described in Attachment A, on a remote basis for the purpose of obtaining reports, solely on computer hardware, system software and telecommunication links, as listed in Attachment B (the "Designated Configuration") of the Fund, or certain third parties approved by State Street that serve as investment advisors or investment managers (the "Investment Advisor") or independent auditors (the "Independent Auditors") of a Fund and solely with respect to the Fund or on any designated substitute or back-up equipment configuration with State Street's written consent, such consent not to be unreasonably withheld.

         b. Data Access Services. State Street agrees to make available to each
            --------------------
Fund the Data Access Services subject to the terms and conditions of this Agreement and data access operating standards and procedures as may be issued by State Street from time to time. The ability of each Fund to originate electronic instructions to State Street on behalf of each Fund in order to (i) effect the transfer or movement of cash or securities held under custody by State

Street or (ii) transmit accounting or other information (such transactions are referred to herein as "Client Originated Electronic Financial Instructions"), and (iii) access data for the purpose of reporting and analysis, shall be deemed to be Data Access Services for purposes of this Agreement.

         c. Additional Services. State Street may from time to time agree to
            -------------------
make available to a Fund additional Systems that are not described in the attachments to this Agreement. In the absence of any other written agreement concerning such additional systems, the term "System" shall include, and this Agreement shall govern, a Fund's access to and use of any additional System made available by State Street and/or accessed by the Fund.

2.       NO USE OF THIRD PARTY SOFTWARE

         State Street and each Fund acknowledge that in connection with the Data Access Services provided under this Agreement, each Fund will have access, through the Data Access Services, to Fund Data and to functions of State Street's proprietary systems; provided, however that in no event will the Fund have direct access to any third party systems-level software that retrieves data for, stores data from, or otherwise supports the System.

3.       LIMITATION ON SCOPE OF USE

         a.       Designated Equipment: Designated Location.  The System and the
                  -----------------------------------------
Data Access Services shall be used and accessed solely on and through the Designated Configuration at the offices of a Fund or the Investment Advisor or Independent Auditor located in Hartford/Bloomfield Connecticut ("Designated Location").

         b. Designated Configuration Trained Personnel. State Street shall be
            ------------------------------------------
responsible for supplying, installing and maintaining the Designated Configuration at the Designated Location. State Street and each Fund agree that each will engage or retain the services of trained personnel to enable both State Street and the Fund to perform their respective obligations under this Agreement. State Street agrees to use commercially reasonable efforts to maintain the System so that it remains serviceable, provided, however, that State Street does not guarantee or assure uninterrupted remote access use of the System.

         c. Scope of Use. Each Fund will use the System and the Data Access
            ------------
Services only for the processing of securities transactions, the keeping of books of account for the Fund and accessing data for purposes of reporting and analysis. Each Fund shall not, and shall cause its employees and agents not to
(i) permit any third party* to use the System or the Data Access Services, (ii) sell, rent, license or otherwise use the System or the Data Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Data Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, (iv) allow access to the System or the Data Access Services through terminals or any other computer or telecommunications facilities located outside the Designated Locations, (v) allow

         *except its Investment Adviser
or cause any information (other than portfolio holdings, valuations of portfolio holdings, and other information reasonably necessary for the management or distribution of the assets of the Fund) transmitted from State Street's databases, including data from third party sources, available through use of the System or the Data Access Services to be redistributed or retransmitted to another computer, terminal or other device for other than use for or on behalf of the Fund or (vi) modify the System in any way, including without limitation, developing any software for or attaching any devices or computer programs to any equipment, system, software or database which forms a part of or is resident on the Designated Configuration.

         d. Other Locations. Except in the event of an emergency or of a planned
            ---------------
System shutdown, each Fund's access to services performed by the System or to Data Access Services at the Designated Location may be transferred to a different location only upon the prior written consent of State Street. In the event of an emergency or System shutdown, each Fund may use any back-up site included in the Designated Configuration or any other back-up site agreed to by State Street, which agreement will not be unreasonably withheld. Each Fund may secure from State Street the right to access the System or the Data Access Services through computer and telecommunications facilities or devices complying with the Designated Configuration at additional locations only upon the prior written consent of State Street and on terms to be mutually agreed upon by the parties.

         e. Title. Title and all ownership and proprietary rights to the System,
            -----
including any enhancements or modifications thereto, whether or not made by State Street, are and shall remain with State Street.

         f. No Modification. Without the prior written consent of State Street,
            ---------------
a Fund shall not modify, enhance or otherwise create derivative works based upon the System, nor shall the Fund reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

         g. Security Procedures. Each Fund shall comply with data access
            -------------------
operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System on a remote basis and to access the Data Access Services. Each Fund shall have access only to the Fund Data and authorized transactions agreed upon from time to time by State Street and, upon notice from State Street, the Fund shall discontinue remote use of the System and access to Data Access Services for any security reasons cited by State Street; provided, that, in such event, State Street shall, for a period not less than 180 days (or such other shorter period specified by the Fund) after such discontinuance, assume responsibility to provide accounting services under the terms of the Custodian Agreement.

         h. Inspections. State Street shall have the right to inspect the use of
            -----------
the System and the Data Access Services by the Fund and the Investment Advisor to ensure compliance with this Agreement. The on-site inspections shall be upon prior written notice to Fund and the Investment Advisor and at reasonably convenient times and frequencies so as not to result in an unreasonable disruption of the Fund's or the Investment Advisor's business.

 4.      PROPRIETARY INFORMATION

         a. Proprietary Information. Each Fund acknowledges and State Street
            -----------------------
represents that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information made available to the Fund by State Street as part of the Data Access Services and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street, Any and all such information provided by State Street to each Fund shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). Each Fund agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder. Each Fund further acknowledges that State Street shall not be required to provide the Investment Advisor or the Investment Auditor with access to the System unless it has first received from the Investment Advisor of the Investment Auditor an undertaking with respect to State Street's Proprietary Information in the form of Attachment C and/or Attachment C-1 to this Agreement. Each Fund shall use all commercially reasonable efforts to assist State Street in identifying and preventing any unauthorized use, copying or disclosure of the Proprietary Information or any portions thereof or any of the logic, formats or designs contained therein.

         b. Cooperation. Without limitation of the foregoing, each Fund shall
            -----------
advise State Street immediately in the event the Fund learns or has reason to believe that any person to whom the Fund has given access to the Proprietary Information, or any portion thereof, has violated or intends to violate the terms of this Agreement, and each Fund will, at its expense, co-operate with State Street in seeking injunctive or other equitable relief in the name of the Fund or State Street against any such person.

         c. Injunctive Relief. Each Fund acknowledges that the disclosure of any
            -----------------
Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law. In addition, State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

         d. Survival. The provisions of this Section 4 shall survive the
            --------
termination of this Agreement.



5.       LIMITATION ON LIABILITY

         a. Limitation on Amount and Time for Bringing Action. Each Fund agrees
            -------------------------------------------------
any liability of State Street to the Fund or any third party arising out of State Street's provision of Data Access Services or the System under this Agreement shall be limited to the amount paid by the Fund for the preceding 24 months for such services. In no event shall State Street be liable to the Fund or any other party for any special, indirect, punitive or consequential damages even if advised of the possibility of such damages. No action, regardless of form, arising out of this Agreement may be brought by the Fund more than two years after the Fund has knowledge that the cause of action has arisen.

         b. NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY STATE STREET. IN NO EVENT WILL STATE STREET BE LIABLE TO THE FUND OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES WHICH MAY ARISE FROM THE FUND'S ACCESS TO THE SYSTEM OR USE OF INFORMATION OBTAINED THEREBY.

         c. Third-Party Data. Organizations from which State Street may obtain
            ----------------
certain data included in the System or the Data Access Services are solely responsible for the contents of such data, and State Street shall have no liability for claims arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.

         d. Regulatory Requirements. As between State Street and each Fund, the
            -----------------------
Fund shall be solely responsible for the accuracy of any accounting statements or reports produced using the Data Access Services and the System and the conformity thereof with any requirements of law.

         e. Force Majeure. Neither State Street or a Fund shall be liable for
            -------------
any costs or damages due to delay or nonperformance under this Agreement arising out of any cause or event beyond such party's control, including without limitation, cessation of services hereunder or any damages resulting therefrom to the other party, or the Fund as a result of work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, or communication disruption.

6.       INDEMNIFICATION

         Each Fund agrees to indemnify and hold State Street harmless from any loss, damage or expense including reasonable attorney's fees, (a "loss") suffered by State Street arising from (i) the negligence or willful misconduct in the use by the Fund of the Data Access Services or the System, including any loss incurred by State Street resulting from a security breach at the Designated Location or committed by the Fund's employees or agents or the Investment Advisor or the Independent Auditor of the Fund and (ii) any loss resulting from incorrect Client Originated Electronic Financial Instructions. State Street shall be entitled to rely on the validity and authenticity of Client Originated Electronic Financial Instructions without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by State Street from time to time.

7.       FEES

         Fees and charges for the use of the System and the Data Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). Any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street) shall be borne by each Fund. Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

8.       TRAINING, IMPLEMENTATION AND CONVERSION

         a. Training. State Street agrees to provide training, at a designated
            --------
State Street training facility or at the Designated Location, to the Fund's personnel in connection with the use of the System on the Designated Configuration. Each Fund agrees that it will set aside, during regular business hours or at other times agreed upon by both parties, sufficient time to enable all operators of the System and the Data Access Services, designated by the Fund, to receive the training offered by State Street pursuant to this Agreement.

         b. Installation and Conversion. State Street shall be responsible for
            ---------------------------
the technical installation and conversion ("Installation and Conversion") of the Designated Configuration. Each Fund shall have the following responsibilities in connection with Installation and Conversion of the System:

         (i) The Fund shall be solely responsible for the timely acquisition and maintenance of the hardware and software that attach to the Designated Configuration in order to use the Data Access Services at the Designated Location.

         (ii) State Street and the Fund each agree that they will assign qualified personnel to actively participate during the Installation and Conversion phase of the System implementation to enable both parties to perform their respective obligations under this Agreement.

9.       SUPPORT

         During the term of this Agreement, State Street agrees to provide the support services set out in Attachment D to this Agreement.

10.      TERM OF AGREEMENT

         a. Term of Agreement. This Agreement shall become effective on the date
            -----------------
of its execution by State Street and shall remain in full force and effect until terminated as herein provided.

         b. Termination of Agreement. Any party may terminate this Agreement (i)
            ------------------------
for any reason by giving the other parties at least one-hundred and eighty days' prior written notice in the case of notice of termination by State Street to the Fund or thirty days' notice in the case of notice from the Fund to State Street of termination; or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. In the event the Fund shall cease doing business, shall become subject to proceedings under the bankruptcy laws (other than a petition for reorganization or similar proceeding) or shall be adjudicated bankrupt, this Agreement and the rights granted hereunder shall, at the option of State Street, immediately terminate with notice to the Fund. Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund. This Agreement shall in any event terminate as to any Fund within 90 days after the termination of the Custodian Agreement applicable to such Fund.

         c. Termination of the Right to Use. Upon termination of this Agreement
            -------------------------------
for any reason, any right to use the System and access to the Data Access Services shall terminate and the Fund shall immediately cease use of the System and the Data Access Services. Immediately upon termination of this Agreement for any reason, the Fund shall return to State Street all copies of documentation and other Proprietary Information in its possession; provided, however, that in the event that either State Street or the Fund terminates this Agreement or the Custodian Agreement for any reason other than the Fund's breach, State Street shall provide the Data Access Services for a period of time and at a price to be agreed upon by State Street and the Fund.

11.      MISCELLANEOUS

         a. Assignment: Successors. This Agreement and the rights and
            ----------------------
obligations of each Fund and State Street hereunder shall not be assigned by any party without the prior written consent of the other parties, except that State Street may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by, or under common control with State Street.

         b. Survival. All provisions regarding indemnification, warranty,
            --------
liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

         c. Entire Agreement. This Agreement and the attachments hereto
            ----------------
constitute the entire understanding of the parties hereto with respect to the Data Access Services and the use of the System and supersedes any and all prior or contemporaneous representations or agreements, whether oral or written, between the parties as such may relate to the Data Access Services or the System, and cannot be modified or altered except in a writing duly executed by the parties. This Agreement is not intended to supersede or modify the duties and liabilities of the parties hereto under the Custodian Agreement or any other agreement between the parties hereto except to the extent that any such agreement specifically refers to the Data Access Services or the System. No single waiver or any right hereunder shall be deemed to be a continuing waiver.

         d. Severability. If any provision or provisions of this Agreement shall
            ------------
be held to be invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

         e. Governing Law. This Agreement shall be interpreted and construed in
            -------------
accordance with the internal laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

                  IN WITNESS WHEREOF, each of the undersigned Funds severally has caused this Agreement to be duly executed in its name and through its duly authorized officer as of the date hereof.



                                 STATE STREET BANK AND TRUST
                                 COMPANY


                                 By:  /s/ Ronald E. Logue
                                    ------------------------------------

                                 Title:   Executive Vice President
                                       ---------------------------------

                                 Date:
                                      ----------------------------------


                                 EACH FUND LISTED, ON APPENDIX A


                                 By:  /s/ Alfred A. Bingham III
                                    ------------------------------------

                                 Title: Vice President and Treasurer
                                       ---------------------------------

                                 Date:  8/18/97
                                      ----------------------------------


                     COPIES OF THE MASTER TRUST AGREEMENT ESTABLISHING THE TRUST ARE ON FILE WITH THE SECRETARY OF THE COMMONWEALTH OF MASSACHUSETTS, AND NOTICE IS HEREBY GIVEN THAT THIS DOCUMENT IS EXECUTED ON BEHALF OF THE TRUST BY AN OFFICER OF THE TRUST AS AN OFFICER OF THE TRUST AND NOT INDIVIDUALLY AND THAT ANY OBLIGATIONS OF OR ARISING OUT OF THIS DOCUMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENT OF THE TRUST INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE TRUST.

                                   APPENDIX A



CIGNA Funds Group
CIGNA High Income Shares
CIGNA Institutional Funds Group
CIGNA Variable Products Group
INA Investment Securities, Inc.

                                  ATTACHMENT A



                    Multicurrency HORIZON/R/ Accounting System
                           System Product Description
                           --------------------------


1. The Multicurrency HORIZON/R/ Accounting System is designed to provide lot level portfolio and general ledger accounting for SEC and ERISA type requirements and includes the following services: 1) recording of general ledger entries; 2) calculation of daily income and expense; 3) reconciliation of daily activity with the trial balance, and 4) appropriate automated feeding mechanisms to (i) domestic and international settlement systems, (ii) daily, weekly and monthly evaluation services, (iii) portfolio performance and analytic services,
(iv) Fund's internal computing systems and (v) various State Street provided information services products.

II. GlobalQuest/R/ GlobalQuest/R/ is designed to provide Fund access to the following information maintained on The Multicurrency HORIZON/R/ Accounting
System: 1) cash transactions and balances; 2) purchases and sales; 3) income receivables; 4) tax refund receivables; 5) daily priced positions; 6) open trades; 7) settlement status; 8) foreign exchange transactions; 9) trade history; and 10) daily, weekly and monthly evaluation services.

ATTACHMENT B                                                       ADVISOR

                                                               CIGNA INVESTMENT
                                                                MANAGEMENT, INC.
-------------------
STATE STREET                                           [PC GRAPHIC APPEARS HERE]
  BANK AND
     TRUST
  COMPANY

 MULTICURRENCY                Software is installed for access.
 HORIZON/R/ AND               Click on icon for access.
 GLOBALQUEST/R/
-------------------



CIGNA FUNDS
DIAL UP ACCESS
CONFIGURATION

                                  ATTACHMENT C



                                   Undertaking

         The undersigned understands that in the course of employment as Investment Advisor to each fund listed on Appendix A (individually a, "Fund", collectively, the "Funds"), as amended from time to time, it will have access to State Street Bank and Trust Company's ("State Street") Multicurrency /R/ Accounting System and other information systems (collectively, the "System").

         The undersigned acknowledges that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation, and other information made available to the Undersigned by State Street as part of the Data Access Services provided to the Fund and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

         The Undersigned will not attempt to intercept data, gain access to data in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the introduction of unauthorized code or data, or through unauthorized deletion.

         Upon notice by State Street for any reason, any right to use the System and access to the Data Access Services shall terminate and the Undersigned shall immediately cease use of the System and the Data Access Services. Immediately upon notice by State Street for any reason, the Undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession.


                                           CIGNA INVESTMENTS, INC


                                           By:  /s/ Alfred A. Bingham III
                                              ----------------------------------

                                           Title:   Assistant vice President
                                                 -------------------------------

                                           Date:    10/31/97
                                                --------------------------------

                                 ATTACHMENT C- I

                                   Undertaking

               The undersigned understands that in the course of its employment as Independent Auditor to each fund listed on Appendix A (individually a, "Fund", collectively, the "Funds"), as amended from time to time, it will have access to State Street Bank and Trust Company's ("State Street") Multicurrency HORIZON/R/ Accounting System and other information systems (collectively, the "System").

               The undersigned acknowledges that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation, and other information made available to the Undersigned by State Street as part of the Data Access Services provided to the Fund and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

               The Undersigned will not attempt to intercept data, gain access to data in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the introduction of unauthorized code or data, or through unauthorized deletion.

               Upon notice by State Street for any reason, any right to use the System and access to the Data Access Services shall terminate and the Undersigned shall immediately cease use of the System and the Data Access Services. Immediately upon notice by State Street for any reason, the Undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession.



                                        [Independent Auditor]

                                        By:  /s/ Price Waterhouse LLP
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Date:    11/5/97
                                             -----------------------------------

                                  ATTACHMENT D
                                     Support

           During the term of this Agreement, State Street agrees to provide the following on-going support services:

           a. Telephone Support. The Fund Designated Persons may contact State
              -----------------
Street's HORIZON/R/ Help Desk and Fund Assistance Center between the hours of 8 a.m. and 6 p.m. (Eastern time) on all business days for the purpose of obtaining answers to questions about the use of the System, or to report apparent problems with the System. From time to time, the Fund shall provide to State Street a list of persons, not to exceed five in number, who shall be permitted to contact State Street for assistance (such persons being referred to as "the Fund Designated Persons").

           b. Technical Support. State Street will provide technical support to
              -----------------
assist the Fund in using the System and the Data Access Services. The total amount of technical support provided by State Street shall not exceed 10 resource days per year. State Street shall provide such additional technical support as is expressly set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). Technical support, including during installation and testing, is subject to the fees and other terms set forth in the Fee Schedule.

           c. Maintenance Support. State Street shall use commercially
              -------------------
reasonable efforts to correct system functions that do not work according to the System Product Description as set forth on Attachment A in priority order in the next scheduled delivery release or otherwise as soon as is practicable.

           d. System Enhancements. State Street will provide to the Fund any
              -------------------
enhancements to the System developed by State Street and made a part of the System; provided that, sixty (60) days prior to installing any such enhancement, State Street shall notify the Fund and shall offer the Fund reasonable training on the enhancement. Charges for system enhancements shall be as provided in the Fee Schedule. State Street retains the right to charge for related systems or products that may be developed and separately made available for use other than through the System.

           e. Custom Modifications. In the event the Fund desires custom
              --------------------
modifications in connection with its use of the System, the Fund shall make a written request to State Street providing specifications for the desired modification. Any custom modifications may be undertaken by State Street in its sole discretion in accordance with the Fee Schedule.

           f. Limitation on Support. State Street shall have no obligation to
              ---------------------
support the Fund's use of the System: (1) for use on any computer equipment or telecommunication facilities which does not conform to the Designated Configuration or (ii) in the event the Fund has modified the System in breach of this Agreement.